As filed with the Securities and Exchange Commission on December 10, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Airbnb, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-3051428
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

888 Brannan Street

San Francisco, CA 94103

(415) 510-4027

(Address of principal executive offices, including zip code)

Airbnb, Inc. 2008 Equity Incentive Plan

Hotel Tonight, Inc. 2011 Equity Incentive Plan

Airbnb, Inc. 2018 Equity Incentive Plan

(Full title of the plans)

Brian Chesky

Chief Executive Officer

Airbnb, Inc.

888 Brannan Street

San Francisco, CA 94103

(415) 510-4027

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Tad J. Freese Kathleen M. Wells Anthony J. Richmond Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, par value $0.0001 per share
—Shares issued pursuant to stock options and restricted stock unit awards granted under the Airbnb, Inc. 2008 Equity Incentive Plan	26,633,822 (2)	$68.00 (3)	$1,811,099,896.00	$197,591.00
—Shares issued pursuant to stock options and restricted stock unit awards granted under the Hotel Tonight, Inc. 2011 Equity Incentive Plan	41,435 (4)	$68.00 (3)	$2,817,580.00	$307.40
—Shares issued pursuant to stock options and restricted stock unit awards granted under the Airbnb, Inc. 2018 Equity Incentive Plan	4,777,055 (5)	$68.00 (3)	$324,839,740.00	$35,440.02
Total	31,452,312		$2,138,757,216.00	$233,338.42

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (“Registration Statement”) shall also cover any additional shares of the Registrant’s Class A common stock, $0.0001 par value per share (the “Class A common stock”), that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without receipt of consideration that results in an increase to the number of outstanding shares of Registrant’s Class A common stock, as applicable.

(2)

Represents (i) 5,184,406 shares of Class A common stock issued pursuant to the exercise of stock options granted under the 2008 Equity Incentive Plan (the “2008 Plan”) and (ii) 21,449,416 shares of Class A common stock issued pursuant to the settlement of restricted stock units granted under the 2008 Plan.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act based on the initial public offering price per share of Class A common stock of $68.00 per share as set forth in the Registrant’s Registration Statement on Form S-1 (File No. 333-250118), as amended, declared effective on December 9, 2020.

(4)

Represents (i) 33,841 shares of Class A common stock issued pursuant to the exercise of stock options granted under the Hotel Tonight, Inc. 2011 Equity Incentive Plan (the “Hotel Tonight Plan”) and (ii) 7,594 shares of Class A common stock issued pursuant to the settlement of restricted stock units granted under the Hotel Tonight Plan.

(5)

Represents (i) 8,322 shares of Class A common stock issued pursuant to the exercise of stock options granted under the 2018 Equity Incentive Plan (the “2018 Plan”) and (ii) 4,768,733 shares of Class A common stock issued pursuant to the settlement of restricted stock units granted under the 2018 Plan.

EXPLANATORY NOTE

This registration statement contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis of certain of those shares of Class A common stock (the “Shares”) of Airbnb, Inc. (“us,” “we,” or the “Registrant”) referred to above that constitute “control securities” or “restricted securities,” within the meaning of the Securities Act, by certain stockholders that are current and former directors, officers, other employees, and consultants of the Registrant (the “Selling Stockholders”) for their own accounts. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

REOFFER PROSPECTUS

AIRBNB, INC.

31,452,312 Shares of Class A Common Stock

This prospectus relates to 31,452,312 shares of Class A common stock, $0.0001 par value per share (the “Shares”), of Airbnb, Inc., which may be offered from time to time by certain stockholders that are our current or former directors, officers, other employees, and consultants (the “Selling Stockholders”) for their own accounts. We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders made hereunder. The Shares were acquired by the Selling Stockholders pursuant to the Registrant’s 2008 Equity Incentive Plan, Hotel Tonight, Inc. 2011 Equity Incentive Plan, and 2018 Equity Incentive Plan, each as amended (collectively, the “Plans”).

The Selling Stockholders may sell the securities described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions, and sales by a combination of these methods. The Selling Stockholders may sell any, all, or none of the Shares and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder following the effective date of this registration statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of the Class A common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Shares may be sold through underwriters or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Stockholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us.

The initial public offering price of our Class A common stock pursuant to our Registration Statement on Form S-1 (File No. 333-250118), as amended, declared effective on December 9, 2020, was $68.00 per share. Our Class A common stock has been approved for listing on the Nasdaq Global Select Market under the symbol “ABNB.”

The amount of securities to be offered or resold under this reoffer prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” on page 6 of this prospectus.

The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 10, 2020

ABOUT THIS REOFFER PROSPECTUS

You should rely only on the information contained in this prospectus or in any accompanying prospectus supplement by us or on our behalf. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Shares. Our business, results of operations, financial condition, and prospects may have changed since that date.

The Airbnb design logo, “Airbnb,” and our other registered or common law trademarks, service marks, or trade names appearing in this prospectus are the property of Airbnb, Inc. Solely for convenience, our trademarks, tradenames, and service marks referred to in this prospectus appear without the ®, TM, and SM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks, tradenames, and service marks. This prospectus may contain additional trademarks, tradenames, and service marks of other companies that are the property of their respective owners.

Unless the context otherwise requires, the terms “Airbnb,” the “company,” “we,” “us,” and “our” in this prospectus refer to Airbnb, Inc. and its consolidated subsidiaries.

THE COMPANY

Airbnb is a platform that enables hosts to provide guests with access to a vast world of unique homes and experiences. We are a community based on connection and belonging—a community that was born in 2008 when two hosts welcomed three guests to their San Francisco home, and has since grown to 4 million hosts who have welcomed over 800 million guest arrivals to about 100,000 cities in almost every country and region across the globe. Hosts on Airbnb are everyday people who share their worlds to provide guests with the feeling of connection and being at home. At Airbnb, we believe that hosts, guests, and the communities where we operate are all stakeholders we have a responsibility to serve, and that by serving them alongside our employees and investors, we will build an enduringly successful company.

Corporate Information

We were incorporated on June 27, 2008 as AirBed & Breakfast, Inc., a Delaware corporation. On November 15, 2010, we changed our name to Airbnb, Inc. Our principal executive offices are located at 888 Brannan Street, San Francisco, California 94103, and our telephone number is (415) 510-4027. Our website address is www.airbnb.com. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only. Investors should not rely on any such information in deciding whether to purchase our Class A common stock.

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. Before investing in our Class A common stock, you should carefully consider the risks set forth under the caption “Risk Factors” in our Registration Statement on Form S-1, as amended (File No. 333-250118), filed with the Securities and Exchange Commission on December 7, 2020, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of the risks actually occur, our business, results of operations, financial condition, and prospects could be harmed. In that event, the trading price of our Class A common stock could decline, and you could lose part or all of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our strategy, future financial condition, future operations, projected costs, prospects, plans, objectives of management, and expected market growth, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,”

“potential,” “goal,” “objective,” “seeks,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

•	the effects of the COVID-19 pandemic on our business, the travel industry, travel trends, and the global economy generally;

•	our expectations regarding our financial performance;

•	our expectations regarding future operating performance;

•	our ability to attract and retain hosts and guests;

•	our ability to compete in our industry;

•	our expectations regarding the resilience of our model, including in areas such as domestic travel, short-distance travel, travel outside of top cities, and long-term stays;

•	the effects of seasonal trends on our results of operations;

•	the sufficiency of our cash, cash equivalents, and investments to meet our liquidity needs;

•

our expectations regarding the impact of the reduction in performance marketing spend to focus on brand marketing, and our ability to continue to attract guests and hosts to our platform through direct and unpaid channels;

•	our ability to make required payments under our credit agreements and to comply with the various requirements of our indebtedness;

•	our ability to effectively manage our exposure to fluctuations in foreign currency exchange rates;

•	the increased expenses associated with being a public company;

•	the size of our addressable markets, market share, and market trends, including our ability to grow our business in the countries we have identified as near-term priorities;

•	anticipated trends, developments, and challenges in our industry, business, and the highly competitive markets in which we operate;

•	our ability to anticipate market needs or develop new or enhanced offerings and services to meet those needs;

•	our ability to manage expansion into international markets and new industries;

•

our ability to stay in compliance with laws and regulations, including tax laws, that currently apply or may become applicable to our business both in the United States and internationally and our expectations regarding various laws and restrictions that relate to our business;

•	our expectations regarding our income tax liabilities and the adequacy of our reserves;

•	our ability to effectively manage our growth and expand our infrastructure and maintain our corporate culture;

•	our ability to identify, recruit, and retain skilled personnel, including key members of senior management;

•	the safety, affordability, and convenience of our platform and our offerings;

•	our ability to successfully defend litigation brought against us;

•	our ability to successfully identify, manage, and integrate any existing and potential acquisitions;

•	our ability to maintain, protect, and enhance our intellectual property;

•	our plan to donate 400,000 shares of our Class A common stock to a charitable foundation after the completion of our initial public offering; and

•	our intended use of the net proceeds from our initial public offering.

We caution you that the foregoing list does not contain all of the forward-looking statements made in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations, estimates, forecasts, and projections about future events and trends that we believe may affect our business, results of operations, financial condition, and prospects. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we cannot guarantee that the future results, levels of activity, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur at all. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely upon these statements.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See the sections titled “Selling Stockholders” and “Plan of Distribution” described below.

SELLING STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock as of November 25, 2020, as adjusted to reflect the Shares that may be sold from time to time pursuant to this prospectus, for all Selling Stockholders, consisting of the individuals shown as having shares listed in the column entitled “Shares Being Offered.”

The Shares offered by the Selling Stockholders hereunder include an aggregate of 31,452,312 outstanding shares of Class A common stock acquired by certain of our current and former directors, officers, other employees, and consultants pursuant to the Plans, as described in this prospectus. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned as of November 25, 2020, subject to community property laws where applicable.

We have based percentage ownership of our common stock before this offering on 49,697,956 shares of our Class A common stock outstanding as of November 25, 2020, and 492,853,470 shares of our Class B common stock, $0.0001 par value per share (the “Class B common stock”), outstanding as of November 25, 2020, which includes:

•

240,910,588 shares of Class B common stock resulting from the conversion of all outstanding shares of our redeemable convertible preferred stock, of which 239,623,894 shares were outstanding as of November 25, 2020, immediately prior to the completion of our initial public offering, as if this conversion had occurred as of November 25, 2020;

•

the net issuance of 32,230,037 shares of our Class A common stock upon the vesting and settlement of restricted stock units, for which the service-based vesting condition was satisfied as of November 25, 2020 and for which we expect the liquidity-based vesting condition to be satisfied or settlement to occur in connection with our initial public offering, after withholding an aggregate of 24,313,888 shares to satisfy associated estimated income tax obligations (based on an assumed 43% tax withholding rate); and

•	no shares of Class C common stock, $0.0001 par value per share, outstanding as of November 25, 2020.

The percentage ownership of our common stock before this offering also assumes the issuance and sale of 50,000,000 shares by us in our initial public offering, the sale of 1,323,531 shares by the selling stockholders in our initial public offering, and no exercise of the underwriters’ option to purchase from us 5,000,000 additional shares of our Class A common stock in our initial public offering. The table below does not reflect (i) the 400,000 shares of Class A common stock that we plan to donate to a charitable foundation after the completion of our initial public offering or (ii) any shares of Class A common stock that may be purchased pursuant to the directed share program that is part of our initial public offering.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Airbnb, Inc., 888 Brannan Street, San Francisco, California 94103.

	Shares Beneficially Owned Prior to the Offering		Shares Being Offered(1)	Shares Beneficially Owned After the Offering(2)
Selling Stockholder	Shares	Percentage(3)	Shares	Shares	Percentage(3)
Belinda Johnson, Director(4)	1,624,840	*	1,624,840	—	*
Other Named Selling Stockholders(5)	29,159,962	4.9%	29,159,962	—	*
Other Selling Stockholders(6)	667,510	*	667,510	—	*

*	Represents beneficial ownership of less than 1%.

(1)	Reflects shares of our Class A common stock offered under this prospectus, including shares of Class A common stock issuable upon conversion of outstanding shares of Class B common stock.
(2)

Assumes that all of the Shares held by each Selling Stockholder and being offered under this prospectus are sold, and that no Selling Stockholder will acquire additional shares of common stock before the completion of this offering.

(3)

For purposes of calculating this percentage, includes the aggregate number of shares of Class A common stock and Class B common stock held by the holders (to the extent such holder holds any shares of Class B common stock).

(4)

Includes (i) 1,510,872 shares of Class B common stock held of record by Belinda J. Johnson and William Brent Johnson, Trustees of the Johnson Family Trust U/A/D 06/21/2005, (ii) 56,984 shares of Class B common stock held by Belinda J. Johnson as Trustee of The Belinda J. Johnson 2015 Grantor Retained Annuity Trust, and (iii) 56,984 shares of Class B common stock held of record by W. Brent Johnson as Trustee of The W. Brent Johnson 2015 Grantor Retained Annuity Trust.

(5)

Includes the following 2,296 named non-affiliate persons, each of whom holds at least 1,000 Shares (last name listed first): Abad Lopez Carlos Adrian, Abbott Devin, Abbott Nathaniel, Abe Melissa, Abi-Samra Jad, Abreu Veronica, Abucayan Leoncio-John, Adair Elizabeth, Addison David, Aden-Wansbury Casey, Adler Sara, Adler Tahg, Aga Dinaaz, Agarwal Aman, Agarwal Ankit, Agnew John, Agrawal Abhyudaya, Agrawal Rahul, Aguirre Victoria, Ahlberg Hugo, Akdogan Alperen, Alavizadeh Seyedeh Fatemeh, Alder Claudia, Aldridge Jesse, Alexander Ashley, Alexander Elizabeth, Alexeenko Dmitry, Allen Shane, Alstromer Gustaf, Alvarez Julio Giovonni, Alvarez-Perez Fernando, An Tammy, An Yi, Anand Amar, Anand Radhika, Anandwala Amit, Anderson Alexandra, Anderson Erin, Anderson Michael, Anderson Patrick M, Andruszkiewicz Peter, Andrysick Emily, Anger Matthew Robert, Angius Fabio, Anthony Ariem, Anthony Christina, Anton Lanie, Arandi Nazanin, Arango Pablo, Arantes Nathalia Campos, Arden Jennifer, Armbrust Claire, Armstrong Brian, Armstrong Carlie, Armstrong Jason, Armstrong Sally, Arnott Steffanie Leann, Arsenault Michael, Arshagouni Nina, Arvin Christopher, Asensio Jimenez Carlos, Assefa Esete Mariam, Atherton Jasmine, Atinmo Bisola A, Au Yong Xiao Pei Grace, Aufmann Charles Edward, Augustine David, Auw Christie, Averbukh Joseph, Avila Pedro, Avnon Roee, Ayubi Omer, Azhar Rehan, Baca Leonardo Enrique Francisco, Badaracco Clare, Bademosi Adejire, Bai Yanzhi, Bai Zhixiang, Baig Shanza, Bailey Kyle, Bair Chandler, Baird Matthew Gallagher, Baker Andrew David, Baker Bradley Michael, Baker Matthew, Balagot Jenner, Baldo John W, Banks Evan Chandler, Bansal Anshuman, Bansal Jaspreet, Bao Lin, Barajas Clarivel, Barajas Judy Han, Baranov Artur, Barbe David, Barber Davis, Barnard Jared Clark, Barretto Trina, Barrow-Williams Nicholas Peter, Barry Ibrahima Diogo, Bartholomew Kira, Barton Robyn, Baskin Shawna, Bass Meghan, Bathija Vicky, Bator Michael, Batten Kyle, Baude Stefan, Baumstarck Emma Liu, Baumstarck Paul, Bauser Georg, Bawa Rafik Amirali, Baxter Nathan, Bayer Lex, Bayliss Katie, Baylor John Thomas, Bazhko Dzmitry, Beacher Jeffrey, Beauchemin Maxime, Beaufrere Marion, Becciu Augusto, Becerril Chavez Mariana, Becker Daniel, Bedi Arjun Singh, Beladia Neeral, Belge Katherine Ann, Bell-Misri Lauren, Belmiro de Paiva Renato, Bennett Belinda, Bensch Brian, Benson-Glanz Javier, Benton Mary Elizabeth, Bercovici Erin, Berg Garrett, Berg Parker, Bergau Christopher, Beritzhoff Laura, Berkery Conor, Berman Alisha, Berman Kim, Bernardo Dolores, Bernardos Almudena Irene, Bernardy Nadia, Bernstein Noam, Bernstein Sarah, Berry Sarah Turner Goodnow, Berry-Hansen Tina Marie, Berthon Esther-Anaelle Ophelie, Beryl Louise, Beshara James, Bevans Brandon, Bezuglova Tatyana, Bhanse Trunal, Bhargava Puja, Bhat Ashwin, Bhat Nikhil Prasad, Bhatia Ankur, Bhunia Abhinandan, Bhushan Mani, Bianchi Sarah, Biehl Kevin, Bierbaum Hayley, Billingsley Blaine, Birkic Luka, Birman Gil, Biswas Gautam, Blackthorne Jordan, Blake Caroline, Blake Katrina, Blaney Joshua, Blessing Maeve, Block Joshua Samuel, Bohannon Elizabeth, Boisfontaine Mary Terral, Bonato Ana Nataly, Bonham Mark Edward, Bonney Bradford, Boo Geobio, Bordia Preeti, Bordier Laurent, Borton Gary, Bosinoff Jason Robert, Bowe Jennifer, Bowker Karissa Nicole, Boyer Donna, Boyer Jeff, Boyer Sarah, Boyer Stephan, Boysen Aragon Justin, Bozarth Ryan, Bramsen Cristina, Brandt Gregory, Bransfield Allison, Brasileiro Pinheiro Germano Brasileiro, Brehm Alexander, Brennan Meagan, Brentan Wang Milena Cintra, Brescia Kimberly, Breshears Tanya A., Bretag Lisa, Bridges Zola, Bright Nancy, Brim James Whittier, Bringer Benoit, Britz Kevin, Brodigan Marian Christine, Brooks Meredith, Brous Michael Gordon, Brown Hampton Harris, Brown Rashida, Brown Sarah, Brown Stephanie, Bruinier Jennifer, Brule Erika, Brumbaugh Eli, Brunke Kevin, Bulgrin Jennifer, Bullitt Benjamin, Bullock Jessica, Bult Willem, Burden David, Burkhardt Maximilian Sanford, Burns William David, Burruss John Logan, Busby Philip, Bush Stephen, Busquets Alicia, Butler Gabrielle, Butler Holly, Byakod Viraj, Byers Austin, Cacho Lauren Antonio, Cahen Adrien, Cahill Spencer, Cai Mingfei, Cai Weiqi, Cai Yilei, Caillau Arthur, Callahan Brendan, Callipari Michael Anthony, Campbell Jay, Campbell Karyn, Campbell Keri, Campbell Ryan, Campo Nicola, Cannon Alan, Canty Reality, Capanema Laura, Capper Stephen, Careno Alexia, Carlantonio Christopher, Carmi Evan, Carnicero Marquez Mireia, Carns Regina, Caro Pablo, Carole Pascal, Carr Katherine, Carter Luke, Carter Stephanie, Cartwright Amber, Carucci Giusy, Carvalheira Neto Francisco, Carvalho Candice, Cascella Nicole, Casperite Ashley, Cassling Gwendolyn Lee, Casson Eleanor, Castagnini Chiara, Castillo Sanchez Jose Angel, Castor Francis Julian, Castro Jay Ciro, Cerri Davide, Chai Jia Jih, Chai Peihong, Chambers Laura, Chan Andrew, Chan Katherine, Chan Pui Ki, Chand Shreyas, Chandrasekhar Kalpana, Chang Alan, Chang Iris Yui, Chang Jeffrey, Chang Jin Li, Chang Yee Ling Kimberly, Chao Liang Chen, Chao Shu-Han, Charignon Laurent, Charkov Maxim, Chase Jesse, Chauvet Monique Christine, Chaves Francisco, Chavez Daniel Joseph, Chen Amy, Chen Andrew, Chen Auster, Chen Chun-cheng,

Chen Cynthia, Chen Danran, Chen David, Chen Felicia, Chen Jennifer, Chen Jiang, Chen Jieying, Chen Katherine, Chen Katie, Chen Ken, Chen Lily, Chen Mia, Chen Michael, Chen Quan, Chen Rong Chao, Chen Shu, Chen Wenzheng, Chen Xiaoyang, Chen Xiaoyu, Chen Xiu Mei, Cheng Haibin, Cheng Haoran, Cheng Khim Seng, Cheng Lu, Cheong Andrew Daniel, Cheong Yuet-Peng, Chere Jessica, Cherepennikova Daria Sergeevna, Chertolias Andrei, Cheung Ivan, Chevillard Lucas, Chica Ariana, Childers David Chase, Childs Benjamin Edward, Chin Stephanie Satoye Hagio, Chipchase Jan, Chircus Lauren, Cho Carol, Cho Jae Eun, Cho Sang Eun, Choe Walter, Choi Inyoung, Choi Jeewon, Chon Ellia, Chopra Rohit, Chour Diane, Chow Alexander Chuenhin, Chow Wing-Yan, Choy Benjamin, Chu Pin-Wen Vivian, Chu Xiangming, Chuah Jon Yee, Chun Samantha, Chung Chong, Chuor Michelle, Chute Benjamin, Ciancutti Crystal, Claes Zane, Clark—Jones Gareth Kolze, Clark Erica, Clark Jennifer, Clark-Ngo Colleen Mary, Clarke Holly, Claxton Cheyenne, Clements Braden, Clerici Jennifer Chiesa, Clifford Robin, Coffman Erin, Coh Bernadette, Cohen Mathis, Cohen Samuel, Colakoglu Teoman, Colas Ma Loreta Ronquillo, Cole Andrew Jonathan, Coleman Alexander, Collins Brendan, Colmenares Jaime, Colosi Gia Anna, Combs Andrew Thomas, Conley Stephen, Connolly Robert Renton, Conrad Courtney, Constantinides Alexandra Elizabeth, Cook Elizabeth, Cooke Rebekah, Cooper Joscelin, Copans Mollie, Coppin Erin, Cordoba Eduardo, Cornejo Brittany, Corney Mikaela, Corre Alex Michael, Correa de Souza Lima Felipe, Corso Austin, Cortes Elorza Joaquin, Cortese Frank Joseph, Coughlin Marissa, Coulon Philippe, Coulter Douglas Wilson, Council Christopher Briggs, Cox Evan Gabriel Turitz, Coyne Dennis, Crampton Daniel, Crasilneck Samara, Crociani Andrea, Crogan Michael, Cros Jason, Cuevas Alberto, Cui Tao, Cui Yi, Culbertson Jason, Cummings David Hayes, Cummings Keenan, Cundall Andrea Meghann Meghann, Curtis Michael John, Cuthbertson Andrew, Cutrona Laura Musser, Cyboron Leigh-Ann, Czepiel Scott, D’Aloisio-Montilla Nicholas, D’Elia Nicola, D’heygere Bernard, D’Silva James, D’Souza Gitane Johanna, da Silveira Gabriel Townswick, Dai Anqi, Dai Mingming, Dai Peng, Dalvi Nilesh, Daly Tara, Dang Tam Tommy, Danks Justin, Das Sarma Anish, Dau Tuan Anh, David Fabien, Davidson Damon, Davidson Lawrence, Davie Lisa Rosencrance, Davis Alexander, Davis Bridget, Davis Rhys, Davydov Dan, Dawson William David, Day Joseph Scott Walker, De Almeida Gioconda, de Kepper Sophie, de la Torre de Ysasi- Ysasmendi Jaime, De Marchi Martins Goncal Carolina, de Mars Spencer, De Queiroz Carvalho Guilherme Alberto, Dear Richard Arthur John, Deb Samyabrata, Decrescenzo Jamie, Del Rosario Mick Jagger Jimenea, Delnicki Raymond, DeMartini Steven, Demetris Brett, Deng Litao, Deng Zhui, Desai Parth, Deschamps Manuel, Destree Elle, Devereaux Blanchard Anthony, DeVoll Willys, DeWolf Brendan, Dhar Gupta Mousom, Dhedia Tejas, Dhingra Ankit Surjit, Dhingra Dhruv, di Fidio Maria Elisabetta, Di Nunzio Christopher, Di Schifo Luigi, Di Stefano Adam, Diamond Andrea, Diamond Jonathan, DiCoscia Danielle, Dill Katherine, Dillingham Michael Yueh-Cheng, Dimiziani Alexandra, Ding Xiong, Ding Yi, Direkova Nadya, Dito John, Dizon Jeremy Andrew, Dobervich Emily, Dolkas Tessa Michelle, Dombek Jakub, Dong Chen, Douglas Molly, Dove Mark, Driscoll Daniel Patrick, Du Lei, Du Mu, Duan Huizhong, Duan Weisi, Duan Yi, Dubin Jonathan Calmon, Dubost Lisa, Dudley Lisa, Duff Karen, Duffy Patrick, Duncanson Calder S, Dunne AnnMarie, Dunning Lida, Dussillol Alexis, Duta Vlad, Eagan Micheil, Earnest-Payte Nicole, Easley Christina, Ebert Manuel, Eckhouse Justin, Economos Lia Zoe, Egan Gregory M, Eishingdrelo Jennifer, Eismann Ethan, El Ouazghi Khalid, Elbakshish Lena, Eliason Gabrielle, Ellenberg Sarah, Elliott David, Ellis Brooke, Ellis Chelsea, Ellis Sean, Ellis Tim William, Elmansali Nawal, Elsotary Nemr, Encarnacion Jose, Enevoldsen John Michael, Eng Jason, Enicke Cody Chance, Ennenga Zachary Scott, Enzaldo Christopher, Eoyang Lian, Erb Lugo Anthony Edward, Erbling Alice, Ereiqat Farah, Erhardt Piroska Melissa Krisztina, Ertmann Eric, Euglow Sarah, Evans Harvey Jamie, Evans Samantha Christine, Fammartino Abigail Anne, Fan Angus Yee-Jen, Fan Cheng, Fan Li, Fan Ziyang David, Fang Dezhi, Fang Patrick, Fang Sen, Farag Matthew, Fayyaz Reyana, Feigelbinder Charlotte, Feist Vitali, Feng Shi, Fernandez Alejandro, Fernandez Duran Miguel, Ferrandiz Bofill Josep Maria, Ferrary Nicolas, Ferrer Joseph, Ferrin Michael Cameron, Fillion Benoit, Fink Michael, Firmino Nzualo Mario de Brito, Fisher Alexandra Irene, Fisher Sara, Fitzroy Alexandra, Fix Jeralyn Ann, Flanders Emily, Fleischer Jeremey, Fleming James, Fletcher Simon, Fletes Angela Grills, Flores Gabriel AJ, Flores Ingrid, Flores Martin, Foldes David Peter, Fonseca Dhiren, Fonteno Chelsea, Ford Elizabeth, Forslund Genevieve, Fossett Jeff, Foster Allison Peterson Rung, Foster Gregory, Fourteau Stanley, Fowler Garrett, Francis Youssef, Francisque Marc, Frank Daniel, Franklin Michael, Franz Angela, Frederiksen Thomas Yde, Fredrick Andre, Freeman Joshua, Freier-Miller Sarah, Freire Souza Macieira Ricardo Filipe, Frenove Anne-Sophie, Freslon Philippe, Frey Chris, Fridman Justin, Frigenti Floriana, Frishberg Janet, Frost Adrian, Fry Jennifer, Fu De Long, Fu Yannie, Fu Zhao, Fuchs Roman, Furlong John, Gabriel Dina Hani, Gabriel Naomi, Gagnon Rachel, Gaitonde Vibhav, Galanter Jason, Galarza Gustavo T, Gallagher Clare, Gallego Moya Xavier, Gallivan Matthew Michael, Galvan Brittany, Galvao Sarah, Gamba Thomas Jorge, Gan Lu, Gandhi Mona, Gannon Peter, Gao Tingting, Gao Yunzhi, Garabedian Ivan, Garber Molly, Garcia Weisberg Jillian, Garcia-Hermida Christopher, Gardels Adam, Gargiulo John, Garodia Abhishek, Gary Travis, Gattu Anu, Gauer John Paul, Gauthier Nelson Aurel, Gaw Franklin, Gay Allison, Gbajabiamila Jameel, Ge Hong, Ge Mu, Ge Zhongjun, Gebremariam Natnaal, Gehant Herve, Geissler Ulrike, Gensler Jordan, George Dave, George Nader, Gervais Daniel Mark, Getty III Thomas Soutar, Ghadiyali Zainab, Ghering Matthew, Giampapa Matthew, Gillaizeau Olivier, Ginja Ryan, Giordano Eugenio, Giorgi Peter Anthony, Giraldo Navarro Vadir, Girard Sandrine, Glaenzer Benjamin, Glenn Benjamin, Glikman Pauline, Glynn-Finnegan Adam, Gnamien Jean, Gobby Marisa, Gockley Lucas Wade, Godlewski Sarah, Gold Claudia, Gold Jonathan Harry, Golden Jonathan, Golemis Peter,

Gomez Molina Cristina, Gomez Steven, Gomez-Cuetara Alexandra, Gonera Juliusz Jerzy, Gong Bailiang, Gong Yuean, Gonzales Emily, Gonzalez Garrido Sara, Goodhue Susan, Goodman Amy, Gosselin Brooke Leone, Gossett Kelley, Gottipati Vamseedhar, Goverdovskii Andrei, Graham Julia, Granados Cristobal, Grandy Nathalie, Grant Steven Park, Gray Jade, Gray Rebecca, Grazier G’Sell Gabriel Robert, Greaves Daimon Lamar, Greeley Gregory William, Green Daniel, Green David, Greenberg Benjamin Samuel, Greene Amanda, Greene Chana Michelle, Greenstein David, Greenwood Jennifer, Gremillon Olivier, Grennan Kevin, Grewal Elena, Gribble Calin, Griffith Brenton, Grillo Lauren, Gross Felicitas, Gu Janie, Guan Yu, Guarino Michelle, Guerra Christopher, Guillo Adrien, Guo Fan, Guo Liang, Guo Wei, Guo Weiyue, Guo Xiao, Guo Yan, Guo Yiheng, Guo Yiyong, Guo Yu, Guo Zhiyang, Gupta Alok, Gupta Deepank, Gupta Divyahans, Gupta Shruti, Gupta Surabhi, Gupta Surbhee, Gurion Ronnie, Guziel Sean Alexander, Hagg Jessica, Hahn Austin, Haime Agustina, Hakim Nassim, Halesworth Dylan, Hall Ryan, Hall Whittemore, Hallam Benjamin, Hamelin Benedicte, Hamilton David, Hamlett Alan, Han Jiajia, Han Mina, Han Yu Jin, Handel Nicholas James Van Wyk, Haney Caitlin, Hannan Patrick, Hansen Dallas, Hansen Michael, Hanzlik Sara Elise, Hao Robert, Hao Xuefang, Hara Seiji Michel, Harband Jordan, Hardison-Moschopoulos Nicholas, Hardy Sarah, Hargaden Isobel, Harharah Wardah, Harlay Thomas, Harrington Jacob, Harris Deric, Harris Dylan, Harrison Cathryn O’Hara, Harrison Michael, Harrison Natalie, Harvey Aaron, Harvey Rachael Koffel, Hashim Franchesca Allen, Hassell Aisling, Hatcher Stefanie, Haugh Samuel, Haunold Nicolas, Havercroft Brandy, Hawkett Colin, Hawliczek Alexander, Hayashida Junko, Hayes Caitlin, Hayes Michael, Hayman Wyatt, He Changhua, He David, HE Huimin, He Jun, He Qian, He Xu, Hedblom Daniel, Hedgecock Ericka, Hegde Vinayak, Heidel Steven, Heidger Benjamin, Heinze Jennifer, Hemp Justin, Henderson Aja Guldhammer, Henderson Alasdair, Heng Fan, Henriot Mui Anne, Henrique Barbosa Da Silva David, Henry Jeff, Herila Benjamin William, Hermann Marleen, Hernandez Jose de Jesus, Hernandez Juan Pablo, Hernandez Karlo Alberto, Hernandez Luis, Hernandez Maria, Herrington Julia, Hession Eoin, Hetherington Holly, Hiesterman Luke, Higa James, Higgins Jennifer, Higgins Shane, Hill Willow, Hilmy Omar, Hite Michael, Ho Stacy Mei, Hoche Soucindar, Hoffman Erik, Hoh Andrew Wook, Hollenkamp Kristen, Hom Jennifer, Hong David, Hong Jong Hee, Hong Spowage Sonya Son Young, Hoover Jeri L, Hoover Timothy R, Hopton Richard, Horton Lauren, Hoskin Jr. Kenneth Francis, Hoskins James, Hou Yi, Houck Michael, Howarth Tyler, Howe Jerry, Hoy Robert Steven, Hrastovich Zvonimire William, Hsia Alvin, Hsia Emily, Hu Xiaofei, Hu Xiaohang, Hu Xinyao, Hua Wensheng, Huang Huifeng, Huang Jiaqing, Huang Jie, Huang Jinsong, Huang Justin, Huang Michael, Huang Nan, Huang Vivian, Huang Weirong, Huang Xianxin, Huang Xuehua, Huang Zhenni, Huang Zhongyue, Hudack Caroline, Huffman Angela, Hughes Benjamin, Hughes Hannah, Hughes Hayley, Hughes Laura, Huh Jaeyoung, Hui Elaine, Huitt Hollynn, Hull Joel, Hunt Andrew, Hunter Brad, Husain Fatima, Hussein Khaled, Huth Andrew, Hwang Esther, Hwang Maria, Hyacinth Gideon, Hyatt Amy, Ifrach Bar, Iljin Viktor, Iman Smullin Zahra, Irvin Jillian, Isenstein Joshua David, Islam Sahidul, Isturiz John, Iyer Jessica, Iyer Rahul, Jackson Ashley Mae, Jackson Jaja Sali, Jackson Linsey, Jackson Peter, Jackson Rebecca, Jahr Michael, Jailall Robert, Jain Amol, Jain Angeli, Jain Brittany, Jain Hirsh, Jam Bekki Hui, James Christopher, James Shannon Lee, Janusz Pamela, Janzer Paul, Jarvis Shean Elizabeth, Jarvis William, Jasin Aleksandr, Jen Philip, Jenkins Timothy, Jennings Michael Christopher, Jensen Ryan, Jeong Hogyeong, Jeszenszky Paul, Jewloszewicz-Clarke Scott William, Jia Lin, Jia You, Jia Yuntao, Jian JingZhi, Jiang Constance, Jiang Fan, Jiang Liang-Ting, Jiang Shan, Jiang Yuexin, Jiao Yibo, Jin Ye, Jing Yue, Jodejuan Rachael Gisele, Joffrion Emily, Johnny Ramy Magdy Nasry, Johnson Ashanti, Johnson Eric James, Johnson Miles Wayne, Johnson Nicholas, Johnson Robin, Johnson Sadhika Batra, Johnston Charles, Jones Justin, Jones Warren, Jordan James, Jow Judy, Ju Shang, Juchem Marcelo, Jung Bryan, Justice Andre, Kadi Vikram, Kadoic Tin, Kahn Mark, Kai Long, Kaiserman David, Kalik Carolina, Kalletta Edward Dennis, KANDYALA YASHWANTH, Kang Frederick, Kang Paulette, Kang Yabin, Kanse Priyanka, Kantroo Vasudhara, Karakasoglu Ilker, Karalevicius Laura, Katsunuma Thomas, Katz-Brown Jason, Kausas Martynas, Kawaguchi Takahiro, Keane Fiona, Keane Karol, Keegan Allison, Keenan Edward Emmett, Kehr Steffen, Keippela Kacy, Keirouz Ximena, Kellam Tamura Yumiko, Kellmann Brian, Kelly Clinton Wayne, Kelly Garrett, Kelly Laura, Kelly Mary Theresa, Kelly Ryan, Kelton Fraser, Kemp Katharine, Kennedy Jennifer, Kennedy Sarah, Kenny Anne, Kerbrat Johann, Kereiakes Brendan, Kerins Eoghan, Kerns Michael Raye, Kerr Allen, Kerr Robert, Kettles Sarah, Kevlin Catherine, Keys Aaron, Khosrovi Leila, Ki Gabriel, Kib Olga, Kieffer Asia, Kim Daniel, Kim Eunji, Kim Inhye, Kim Jungho, Kim Michael, Kim Min Ji, Kim Raymond, Kim Tae, Kim Terry, Kim Yeojin, Kimovec Farrah, King David, Kirkegaard Anne Sofie, Kirkham Steve, Kirshenbaum Elizabeth Mae, Klaws Tim, Kleban Rachel, Klebe Alisha, Klotter Maximilian, Knispel Elena, Knittig Lance, Ko Alexander, Ko Horace, Kobe Cathryn, Koch Robert, Koguere Prince Marvin, Koh Yeng Lian Evelyn, Koike Masato, Koiller Mendez Joana, Koizumi Ken, Kokal Kumud, Kokmen Alper, Kolb Jesse, Komma Neeharika, Kompfner Paul, Kong Kristina, Konichi Paulo Cinthia, Koo Gordon, Koo Shok Chen, Korotkov Fedor, Kosak Louis, Kossovsky Alexander, Kothari Yasmin, Kouadio Amouzame Marie, Koutz Melisa, Koyanagi Kent, Kramolisch Andrew, Krasilnikov Pavel, Kromidas Paul, Kuehne Kay, Kugland Nathan, Kuhl Morten, Kukureko Ekaterina, Kumar Umesh, Kutcher Christopher A, Kuykendoll Charles, Kwan Nathan, Kwok Robin Liman, Kwon Annie, Kwong Janice Jean, Kyryliuk Bogdan, La Mesa Andrea, Lackner Abigail, Lago John, LaGrotta Daniel, Lagunas Diego, LaHerran Gail Gabrielle, Lai Kamson, Lai Meng Fung, Lai Sock Cheng, Lam Jennifer, Lambert-Bacon Danny, Lamera Filippo, Lancaster Michael, Landau Michael, Lanier Angela, Lano Elisabetta, Larson Bryan, Larson Michael Garrett, Lascorz Carlos, Latifi Sadia, LaVoy Sarah Edwards,

Lawlor Michael, Lawrence-Gomez Brigit, Lawson Renee, Le Jenny, Leblond D’Anita, Lebufnoir Maxime, Ledain Brianna Jane Heneveld, Ledesma Jesse Rex Rillon, Lee Agnes, Lee Andrew, Lee Benjamin, Lee Candice, Lee Emily, Lee Gene, Lee Hannah, Lee Jefferson, Lee Joshua Ko-Lun, Lee Kathleen, Lee Kyungmi, Lee Matthew, Lee Min Hyung, Lee Minyong, Lee Patricia, Lee Raphael, Lee Sanghyun, Lee Seok, Lee-Otero Jennifer, Lees Olivia, Legere Margaret, Lehman Sloane, Lei Kenny, Leigh Allen Siyi, Lemeshchenko Denis, Lemieux Samantha, Lemionet Escanero Amelia Marianne, Lennon Mark, Leong Cassandra, Leong Emil, Leong Josh, Leong Lip Yap, Leontiev George, Leow Rebecca, Lepin Pavel, Lesser Jonathan, Leung Caroline, Leung Julian, Leung Kei Ho, Levine Eric, Levy Josh, Levy Mark, Lewis Michael, Lewis Michael Pescatello, Li Calvin, Li Chen, Li Cong, Li Dai, Li Dapeng, Li Feng, Li Hang, Li He, Li Jing, Li Kai Yi, LI LI, Li Pengyu, Li Rongzhao, Li Ruobing, Li Sherwin, Li Shuai, Li Shunji, Li Songyang, Li William, Li Xie, Li Xiyue, Li Yi, Li Yong, Li Zhenyi, Liang Alice, Liang Yisheng, Liao De, Liao Fenglin, Liao Yangdong, Liaqat Touseef, Liebenson-Morse Jesse, Lieberman Jonathan, Liebtag Jonathan, Lillard Chris, Lillie Glorybelle, Lilly Howard Ogden, Lim Hyun, Lim Pauline, Lim Sue Fern Jillian, Lin Alan, Lin Alyssa Wanting, Lin Brian, Lin Chia-Chi, Lin Christopher, Lin Frank, Lin Huan, Lin Jian, Lin Owen Matt, Lin Shannon C, Lindahl Josh, Lindh Jennifer, Lindner Noah, Ling Jing, Ling Pai, Ling Stanford, Ling Tzu Hsuan, Link Marion Ashley Evans, Linshi Jack, Lisle Stephen, Litvak Paul, LIU Chen, Liu Chengyin, Liu Derek, Liu Jie, Liu Kai, Liu Mingzhu, Liu Pai, Liu Victor, Liu Yanpei, Liu Yichi, Liu Yu Chan, Liu Yutian, Lkhamsuren Luvsandondov, Llanos Connie, Lloyd Aiden D, Lo Henek, Lo Natasha, Loder Brent David, Logan Albert Ian, Lombardi Renea, Lomenec’h Morgan, Long Xi, Loo Michelle Sue, Loreto Daniel, Lou Yin, Loup Madison, Louragh Sarah, LoveFrom Inc., Lovell Jason, Low Siew Har, Low Tiffany, Lowe Matthew, Lowe Tinsley, Lowenstein Benjamin, Lozada Shidume, Lu Chuqing, Lu Jingxiao, Lu Xiangyu, Luan Hao, Luan Junyi, Lueck Talia, Luke Emily, Lukeman Jill, Lum Lester, Lunan Jason, Luning Paul, Luo Jiaxi, Luo Qianwen, Luo Shiyu, Luo Tianyun, Luo Xier, Luong Timothy Vinh, Lv Jinpeng, Lynch Christopher, Lynch James, Lyu Rundong, Lyu Xiaoyan, M Muthaia Chettiar Muthiah, Ma Ao, Ma Bo, Ma Jiao, Ma Juchuan, Ma Qirong, Ma Robecta, Maalouf Lara Karen, Mace Constance, Macedo Alexandre Marques, Machado Lauren, Macri Jill, Madipalli Srinivas, Madison-Biggs Desirree, Maensittirote Wisutta, Mahal Ravinder S, Mahapatra Chirag, Maheshwari Saumitra, Main William, Majcher Philipp, Makaron Joshua, Maksimovic Viktorija, Maldonado Veronica, Malone Jennifer, Mamaril Jason, Manin Baptiste, Manocha Rishabh, Manricks Wade, Mao Jesse, Mapa Dineth, Marcelet Clement, Marcial Derek, Margolis Annette, Mari Catherine Madelaine, Marigomen Kristine, Marker Aubrey, Marmeladov Vadim, Marney Justin, Marrone Riccardo, Marshall Rachel, Martiano Arthur, Martin Noah, Martin Zachary, Martinez Brian, Martinez Danny Felipe, Martinez Sebastian, Martinez Tyler, Martinez-Zaporta Javier, Mask Allen Greene, Masterson Melanie, Matsuoka Daisuke, Matthew Carole, Mattu Ninderpal Kaur, Matviishin Vladimir, Maufe Nadia, Maurer Aaron, May Christopher, Mayfield James, Maynes Samantha, Mazur Sok Hiang, McAllister Ian, Mcardle Aoife, McBrien Lorie Ann, McCabe Marc, McClure James, McCluskey Arlen, McCrate Ashton, McCray Tyi, McCullogh Michael, McDonagh Samuel Ian, McElroy Jessica, McGeehan Maurice, McGinniss Thomas Patrick, McGrath Simon Patrick, McIntyre David, McMullen Joshua Saylor, McReynolds Joren, McWilliams Benjamin, Meakins Shane Tara, Meech Duncan Anthony, Mehdad Yashar, Mehrara Mojtaba, Mehta Rishvika Kumar, Mehta Sharda, Meiners Leola Cox, Melo Elizabeth Ann, Merchiers Jeroen Pieter Geert, Mereskin Andrey, Mertz Elinor, Mesado Jardi Angel Francisco, Messina Jim, Midon Alexis Marie Joseph, Mildenhall Jonathan, Miles Jamie Robert, Millen Aubrey, Miller Conrad, Miller Pamela, Mills Lyle, Minoff Craig, Misson Charles, Mitcheltree Christopher, Mitrani Alper, Mittal Mudit, Miyazawa Marcela, Mizony Camille, Modi Kunal, Moffo Michael Patrick, Mohan Sandhya, Mokhat Kapil, Monin Olivia, Monk Patrick, Monroe Adrian, Montag Matthew, Montana Giuseppe, Montero Rena, Montgomery Ann, Montilla Kenny, Moore Aine, Moore Connor, Moore Erinn, Moore Madeline Berry, Mora Garcia Jasmine, Morano Jasmine, Morearty Brian, Morozova Galina, Morris John Corey, Morrison Elizabeth, Morrison Ryan, Morse Eric, Moss William, Moussa Hadi, Mullan Helen, Mulvaney Louise, Munoz Arnaldo, Munson Chase, Muntz Emily, Muppalaneni Anish, Muramoto Kathryn Bravo, Murphey Joseph, Murphy Diane, Murphy Jamie, Murphy Laura, Murphy Randy, Murphy Sarah, Murthy Sundar, Murthy Vivek, Mwotia Leon, Nachum Philippe, Nadolinski Elena, Naglieri Jack, Nahm Alison, Nan Fei, Nannuri Manu Bhargava Reddy, Naoussi Yvan, Narayen Nikhil, Natarajan Ramakrishnan, Neary Adam, Nejati Negin, Nelms Steven Baker, Nelson Britt, Nemec Vanessa, Newman Riley, Ng Jordan, Ngo Jeany, Ngo Jimmy, Nguyen Allen, Nguyen Andrea, Nguyen Christine, Nguyen David, Nguyen Juliana Ngoc Tram Anh, Nguyen Martin, Nguyen Thach, Nguyen Thai Ngoc, Nguyen Thao, Nguyen Victor, Nichani Manish, Nichols David Uri, Nichols James Patrick, Nichols Nathaniel Stephen, Nichols Tyler, Nie Fenglong, Nie Zheng, Nilange Manjesh, Ning Haoran, Nishiguchi-Meister Jenna, Nix Molly, Nokes Kristopher, Nolan Finnbarr P, Nolen Sam, Norchoovech Phuwarat, Norrie Chele, Norton Elizabeth, Noulas Athanasios, Novais Gabriel, Novak Stefan, Novikov Fedor, Novikov Petr, Nuchi Haggai Megged, Nunez Cristina, Nunez Gonzalo Blas, Nutter Michael A., Nuzzi Aja, O’Brien Shane, O’Cock Volkmann Dennis, O’Donoghue Sophie, O’Larey Daniel, O’Neil Erin, O’Neil Michael, O’Neill Caitria, Oberauer Wolfgang, Oda Makoto, Odom Cecil, Oetting Christopher William, Offor Nnamdi, Ogan Ugadie Heather, Oh Hugh, Olson Ingrid, Olson Laura, Oman Fredrik, Ong Maria Junie Yuet Ru, Ong Tammy, Ong Yi Sheng, Ontiveros Elena, Orr Derek, Osburn Margaret, Oshlack Marli Isadore, Osias Sara, Ostapovitch Natalie, Ostergaard Soren, Ota Lindsay, Oudin Nicolas Carl, Overgoor Jan, Owen Amanda Eileen, Owen David, Owen John Alun, Owens Gavin, Owens Jessica Leigh, Ozerkovsky Alejandro, Packles Michael, Paez Pablo, Pagana Michael E, Pai Ching-Yen, Pai

Varun, Pak Amy, Palmer Justin, Pan Cheng, Pan Feng, Pan Ke, Pan Ningling, Pan Qi, Pancoast Stephanie, Pang Alex, Pang Arthur, Pappu Carina Ruth, Parameswaran Deepa, Parigi Paolo, Park Kee Hyuk, Park Stephanie, Park Yun Jin, Parker Lauren, Parker Michael, Parsons Joseph Lauren, Parunashvili Stepan, Patel Chirag, Patel Pinkesh, Patnaik Ira, Patricof Mark, Patterson Stephen, Patton Simon, Patton Thomas, Pauls Bendiks, Payton Joshua, Peal Gabriel, Pearson Cristin, Pearson Genevieve, Pearson Matthew, Pedro Joan Marc, Pei Lingjun, Pellicano Carla, Peltz Brian, Pena Alma Elizabeth, Peng Degao, Peng Yuwei, Peng Ziliang, Penguino Rogerio, Pereira Teresa, Pereira Thomas, Perelygin Alexander, Perez Figueroa Salvador, Perez Josue, Perez Maria, Perez Natalia, Perez Olivares Azalea, Perlman Samantha, Perrault Arthur, Perry Christopher, Persaud Julian, Petrucione Jack Margaret, Pettingill Lindsay Marie, Petzel Eric Lee, Pflaumer Joyce, Pham Cuong, Pham Hanh, Pham Katherine, Phaugat Tarun, Phelan McKenzie, Philippov Sergey, Phillips Adrian, Phillips Brian, Phillips Madeline, Pianko Zachary Steven, Piazza Daniel Aaron, Picel Jeffrey, Pickering Kyle, Pietro Gabriella, Pike Sarah, Pileggi Hannah, Pirtle Dwight, Pitchforth Nikolai, Poe Dione, Polk Alexandra, Pomeranc Max Elliot, Ponnadurai Eshan, Poole Terris, Popov Daniel, Popov Igor, Porretta Christine, Potrock Griffin, Pottebaum John, Potter Michael Shannon, Poulin Jazz, Poulin Jonathan, Pourasghar Daniel, Pourshian Poyan, Power Carleen, Pozdena James, Pozzi Luca, Press David, Prieto Monica, Prieur Jordan, Pristavec Daniel, Pristavec Venetia, Prosceno Jola Christine, Prot Sarah, Protopappas Dimitrios, Pullman Alyson, Purdy Colleen, Puttaswamy Naga Krishna Prasad, Pyrdek Allyson, Qi Xin, Qian Bin, Qian Feng, Qian Jessica, Qian jiang, Qian Lisa, Qu Yunzhen Lynn, Quinteros Jonathan, Qureshi Haseeb, Rabil Frederick David, Rachitsky Lenny, Radovsky Gabriel, Rafatymiab Hamidreza, Raimondi Anne, Raimondi Robert, Raina Varun, Rainey Damian, Raitz Barbara Elizabeth, Rajkumar Nitarshan, Ralhan Swapnil, Ramanathan Prashant, Ramaraju Pallavi, Ramos Ricardo Luis, Rao Arjun, Rao Vinay, Rapoport Debra A, Rasmussen Azadeh, Rastani Saleh, Ratcliffe Andrew, Rathor Omendra, Ravikumar Karthik, Raymond Scott D, Razafindramary Robson, Reames Alexandra Noelle, Redding Kelsey, Reddington Martin, Redenbaugh George, Redwine Claire, Rees Linden Bader, Regal Ashley, Regalia Jeannine, Regmi Sarvesh, Reid Frederick Walter, Reidy Justin, Reinke Sloane, Reinshagen Tanya, Reitz Leah, Ren Bohan, Rener Laurence, Repp Todd, Resende Fabio, Rey Justine, Reyhani Nima, Reynolds Nicholas, Rhodenbaugh Emily, Richard Brice, Richardson Leland, Richardson Margaret, Richman Michele Rae, Rigg Michael, Riggs Wendy, Riley Ellen, Rincon-Cruz David, Rittenhouse Michelle, Rittger Guy, Rizo Francisco, Robb Andrea, Robertson Adam, Robinson James, Robinson Kerri Jay, Robinson Kristine Marie Kuni, Robitaille Marie-France, Robson Sarah, Roca-Cusachs Francesc, Rodriguez Blanco Jose Manuel, Rodriguez Julianne, Roe Andrew, Roig Eva, Romano Cody, Rongavilla Christian, Roome Nicolas, Roque Jan Joseph, Rosa Marek, Rosenblatt Alexander, Rosenfelt Rebecca, Ross Eva Ingrid, Ross Sam, Rousseas Michael, Roux Jurdi Chloe, Rowe Ian, Ruan Chao, Ruan Chengxiong, Ruben Lauren, Rucker Megan, Rumennik Daniel, Ruoti Gerard, Rusteen Kathleen, Ruth Eric David, Ruzer Ada, Ryan Megan, Ryu Crystal, Ryu Hohyon, Saad Kaline, Saad Nadia, Saadieh Sheila, Saarinen Karri, Sabato Alex, Sabot Julia, Sadlon Kara, Saechao Kao, Saengsuwarn Sratha, Safahi Sean, Sakhuja Timothy, Saluja Avneesh Singh, Salvanes Jeanne, Samerdyke Nicole, Samreny Jennifer, Sanchez Michael, Sanchez Victoria, Sander Martha, Sandfort Carolin, Sang Lifeng, Santana Elizabeth, Sataluri Deepti, Sathyanarayan Gurucharan, Satterlee Brandon, Sauret Franck, Sawall Catherine, Saxena Sanchan S Sahai, Saygers Nathanael, Sbrocca Marie, Schapiro Andrew, Schiller Kyle, Schleifer Alexandre, Schmidt Katrin, Schoeller Lena Jana Carolin, Schomburg Meredith, Schoonmaker Adam, Schoorl Rens, Schraub Allison Dora Raine, Schubiner Clayton, Schuecking Matthias, Schulze Amanda, Schumer Alison, Schwartz Michael, Schwartz Natalie, Schwarz Alexander, Scott Alanna Coral, Scott Catherine, Scott-Dalgleish Venetia, Scully Lindsey, Seeley Geoffrey Lawrence, Segal Noam, Segall Amir, Selene Netta Victoria, Selhorst Bria, Sellier Elizabeth, Selman William, Selzer Steven, Sentjens Nathan William, Seong Alan, Sequeira Andrea Jacqueline, Serebryany Igor, Sesnon Kimberly Ann, Sethiya Shivang, Sethuraman Babu, Sevilla Garcia Borja, Shah Karishma, Shah Kunal, Shah Nupur, Shah Pratik, Shahzad Raheel, Shakimov Amre, Shamash Jake, Shanker Tushar, Shannon John David, Shanti Kumar Siddharth, Shapiro Nicholas, Sharan Sumit, Sharif Farzad, Sharif Nima, Sharma Chetan Veerubhotla, Sheikholeslam Tyrrel VanZandt, Shellenberg Meghan, Shen Betty, Shen Kara, Shen Milan, Shen Yue, Sheng Weian, Sherrod Bruce, Sheyda-Losick Jessemin, Shi Jiaying, Shi Lei, Shi Yanxin, Shi Yurong, Shire Logan, Shoff Harrison, Short Anthony, Shu Han, Sibner Ian, Siclait Louis Phillippe, Sico John, Sidhu Harsan, Siegel Aaron, Silver Jason, Silver Jason David, Silverman Nathanael, Simpson Megan, Sims Helen, Sinclair Cameron, Sinclair Rebecca, Singapuri Piyushkumar, Singer Jamie, Singh Jaya, Singh Kamini, Singh Maneet, Singh Rajbir, Singh Virat, Sink Erin, Sirotek Gregory Ryan, Skarstad Nicole, Smith Alicia, Smith Anna, Smith Dylan Ian, Smith Jeremy, Smith John Queally, Smith Lauren W, Smith Lucas, Smith Robert, Smithson Jarrod, Smolenski Andrew, Smyth Samuel, Smythe Joshua, Snell Chris, Sng Alvin Kai-Jun, Snowberger Philip, Soares Samuel, Soennichsen Anna Lena, Sofaer Joseph, Solanki Ruchitkumar, Solao Sunita A, Solorzano Renee, Somani Ajay, Somerhausen Jessica, Sommer Alexander, Sommer Shonna, Son Habin, Song Chongbei, Song Jia, Song Jiayin, Song Jiwoo, Song Yang, Song Yingnan, Sonn Cassiopeia, Sorrentino Nicholas Alphonse, Sotangkur Sarit, Sotelo Bianca, Souza Icaro Vinicius, Spasenkova Diana, Speier Sebastian, Speyer Andrew, Spour Mitchell, Spring Silvia, Sprockett Shawn, Spyres Eleonora, Srinivasan Sharan, Srivastava Bhumika, St. Hilaire Shannon, Stanfield James Roy, Stark Alexander C, Stassi Joseph, Statema Jort, Stathopoulos Spiridon, Stavitskiy Dmitry, Stefanopol Elena Raluca, Stevenson Blake, Stevenson Vicki, Stewart Kelsey, Stewart Shaun,

Stifanelli Matteo, Stillborg Andreas, Stoffel Jonas, Stone Penny, Stone Talia Ann, Storus Mark, Straight Jennifer, Strickland Bradford, Strouse Shelby, Stuard Matthew, Stukin Anna, Su Jerry, Su Wei-Sheng, Su Xiao, Su Zixiong, Subbaroyan Ram, Sudarta Bond Leung, Suguer Ernesto, Sullivan Jessica Hoolko, Sullivan Nicholas, Sullivan Sean, Sullivan Shawn, Sun Congkai, Sun Kevin M, Sun Pen-Fan, Sun Peng, Sun Xi, Sundarkumar Ramsundar, Sunderland James Rainer, Sutton Eric, Szloboda Judit, Ta Brian, Tabah Theodore, Tabuchi Lori, Tadikonda Satya Krishna Kapil, Tai Jessica Karen, Tai Tony, Tak Elise, Talley Chris, Tam Yeuklung Paul, Tan Catherine, Tan Choon Wah, Tan Li Ping Michel, Tan Ming Hui Avril, Tang Gary, Tang Jimmy, Tang Seng, Tang Yuyan, Tanna Pooja, Tao Tao, Targowski Julian, Tariq Musa, Tarr Kari, Tarter Taylor Brooke Rauch, Tatewaki Yoshiaki, Taton Christophe, Tay Fiona, Tay Lynette, Teng Stephanie, Teoh Su Lynn, Terheyden Laura Anne, Tetelman Arkadiy, Teton-Landis Jacob Ian, Thai Melissa, Thakrar Amit Jonathan, Thiele Danielle, Thirunavukkarasu Naveen, Thivierge-Gaulin David, Thobhani Akbar, Thomas Brent, Thompson Hannah, Thomsen Camila, Thornton David, Thuemmel Andrew, Tian Michelle, Tian Zhipeng, Tich Michael, Tichy Ligaya, Tierney Paul, Tilton Jennifer, Timmons Karla, Tischer Martin Gerhard, Titericz Gilberto, Tittiger Anne Marie, Tobin Mark, Toda Eric, Toh Elaine, Toh Li Yi Trixia, Tomar Shilpi, Tomicek David, Tommasi Alessandro, Torres Guillermo, Torres Jose Anton Arellano, Tosi Laurence A., Tourkomanis Loukas, Townley Tyler, Townsend-Hill Daniel Nathan, Toy Jessica, Tran Daniel, Tran Ivy, Tran Mike, Tran Tina, Trautwein Julian Philip, Trias Julie Faye, Trimble James, Truebe Brian, Trufanova Kristina, Truong Harry, Tsai Alan, Tsai Wenyi, Tsai Yi Shan, Tsan Jeanne, Tseng Alicia, Tuckerman-Lee Cameron Jay, Tumino Steven Salvatore, Tung Justin, Turner Madeleine, Turner Molly, Turner Zahra, Twomey Shawn, Udiavar Akshay, Uffindell Harrison, Ulivi Riccardo, Ullmann Rosenkrantz Dana Andrea, Ulmer Amanda, Urrutia Moises, Ury Logan, Utpala Srini, Vachiramon Pithawat, Vahabi Hossein, Van Arsdale Julia, Van Epps Vanessa, Van Renne Eva, Vander Linden Logan, Vara Renn, Vargas Catalina, Vasquez Stephanie, Vaughey Grace, Vazquez Victor, Vekaria Kajal, Velasquez Daniel Carlos, Velazquez Luis Angel, Velloso Julia, Venkatraman Vivek, Ventura Keaton, Verastegui Linda Nancy, Verbitsky Andrew, Verdnik Klemen, Vergara Daniella, Verghis Tarun, Verley Filip, Verney Thomas, Vicencio Allison Christy B, Vicente Ana Carolina, Vik Jesper, Vilcsak Andrew, Vincent Darren, Viray Norman, Viswanatham Satish, Volk Michael, vonWurmb Benjamin, Vorreuter Grace Ellen, Vuong Kieu Anh, Vuong Lisa, Vyas Nina, Vytlacil Jason, Wada Isae, Wada Sarah, Wagner Kimberly, Wakamatsu Hitomi, Walker Catherine, Walker Zachary, Walton Nathalie, Wan Weikang, Wan Zheng, Wang Benedict H, Wang Bobby Chengyuan, Wang Changliang, Wang Chong, Wang Christine Chi-Shu, Wang Cynthia, Wang Diana, Wang Esther, Wang Fengming, Wang Hao, Wang Jonathan, Wang Kai, Wang Lingzhi, Wang Lu, Wang Mengyao, Wang Qixin, Wang Rob Jiahua, Wang Rui, Wang Shih ping, Wang Shiyuan, Wang Sida, Wang Thomas, Wang Tianyi, Wang Weizhi, Wang Winnie, Wang Xiao Ou, Wang Ye, Wang Yu, Wang Yuan, Wang Zhe, Wang Zixiao, Wang Zuofei, Ward Alexander Brooks, Wardrop Matthew Phillip, Wardwell Jennifer, Warner Emily, Weatherby Robyn, Weedn Molly, Wei Bin, Wei Boheng, Wei Xiaoya, Weiher Ben, Weingard Darren, Weinman Nathaniel, Weisinger Matthew, Welch Conor, Wells Nicholas, Welsh Sandra Lee, Wen Hang, Westmaas Gabriel, Wey Brian, Whipps Chelsea, Whitaker Alex, White Jonathan Zhuo, White Matthew, Whitworth Joni, Wiedmer Arthur, Wilder Reed Leo, Wildwood Jameson Triplett, Wilkins Benjamin Corey, Wilkinson Kristen, Willens Michael James, Williams Alexandra Jane, Williams Brendan, Williams Ceri, Williams Lauren A, Williams Mars, Williams Noel, Williams Reginald, Williams Thomas Loel, Williams Valerie, Williamson Geoffroy, Williamson Sherwain, Wills James, Wilson Gail, Wilson Natalie Dawn, Wilson Sean, Wisernig Adrian, Withrow Brandon, Wohlleb Kimberly Ann, Wolf William, Wolff Stephanie, Won Daniel, Wong Christopher, Wong Daniel, Wong Diana, Wong Hin Lun, Wong James Wah Hou, Wong Joseph, Wong Kevin, Wong Tania, Wong Wai Leng, Wood Tyler, Wrenn Kristen Elizabeth, Wu Allen, Wu Bo, Wu Cameron Chuk Hing, Wu Charlene, Wu Chen-Hung, Wu Di, Wu Gang, Wu James, Wu Ke, Wu Ruiyang, Wu Shangguang, Wu Shaochen, Wu Zhongjie, Xia Xingfan, Xia Xingnan, Xiang Wenjie, Xiao Xiang, Xiao Xiangyang, Xie Song, Xie Xianzong, Ximenes Magalhaes Mayte, Xin Chao, Xu Gang, Xu Hangjun, Xu Hong, Xu Jinwen, Xu Ke, Xu Laura, XU MUZI, Xu Tao, Xu Ye, Xu Zuobing, Xue Siyang, Yan Ellen, Yan Shicong, Yan Stephen Jocson, Yan Su, Yang Aona, Yang Chao, Yang Fan, Yang Jackie, Yang Jiangming, Yang Jiazi, Yang Kathy, Yang Linyun, Yang Paul, Yang Shulin, Yang Yifan, Yao Jessica, Yao Liang, Yao Muyang, Yao Tianheng, Yao Wenyuan, Yao Xu, Yao Yanmei, Ye Jiacheng, Yeduguru Venkata Dinesh Reddy, Yee Yangli Hector, Yen Jennifer, Yeo Seyoung, Yeo Yundong, Yeoh Alan, Yi Jeonghee, Yi MiJin, Yi Robert, Yinger Nikole, Yip Jeffrey, Yip Tong Louis Olivier Chan, Yohanes Leander, Yolken Benjamin Henry, Yoo Daniel, Yoo Juwan, Yoon Esther, Youn Paul, Yu Haogang, Yu Herman, Yu Jinqing, Yu Joel, Yu Peng, Yu Shiran, Yu Wanglong, Yu Wenhui, Yuba Leonardo Tanyu, Yudasina Liubou, Yuen Jennifer, Zablan Nathaniel, Zacks David, Zadeh Joseph, Zaidi Celia, Zakoian Julien, Zaparde Rujul, Zareba Marek, Zeng Bin, Zeng Hongbo, Zhang Chao, Zhang David, Zhang Jack, Zhang Jianyong, Zhang Jiaona, Zhang Jing, Zhang Kirk, Zhang Lanbo, Zhang Li, Zhang Liang, Zhang Mingrui, Zhang Minxu, Zhang Miya, Zhang Mule, Zhang Pan, Zhang Qiu, Zhang Ranchao, Zhang Ray, Zhang Runjie, Zhang Tingting, zhang Wenbo, Zhang Xianjun, Zhang Xiao, Zhang Xiaojie, Zhang Xiaowen, Zhang Xin, Zhang Zhaohui, Zhang Zhen, Zhang Zixing, Zhang Ziyue, Zhao Emily, Zhao Hongze, Zhao Luda, Zhao Min, Zheng Bob Yilong, Zhidkov Alexander, Zhong Qianqian, Zhong Shidong, Zhou Dongxu, Zhou Feng, Zhou Jiawei, Zhou Jing, Zhou Jun, Zhou Xiaoyi, Zhou Xin, Zhou Xinyue, Zhou Yansen, Zhou Yitong, Zhou Yuan, Zhu Cheng Ji, Zhu Qi, Zhu Qiang, Zhu Xiang, Zhu Yanjun, Zhu Yun, Zhu Zhengzhe, Zhuang Junfeng, Zifkin Aaron, Zimet Yaniv, Ziskie Matthew, Zloto Andrew Richard, Zolnasr

Farinaz, Zorn Samantha, Zou Xin, Zvyagina Polina, and Zwickson Gustav Johan Rasmus. Each of these persons beneficially owns less than 1% of our common stock. Certain of these persons are current or former employees of the Registrant.
(6)

Includes 1,815 unnamed non-affiliate persons, each of whom holds less than 1,000 Shares and each of whom may sell up to such amount using this prospectus. Each of these persons beneficially owns less than 1% of our common stock. Certain of these persons are current or former employees of the Registrant.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares offered by this prospectus may be sold from time to time to purchasers:

•	directly by the Selling Stockholders, or

•

through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, commissions, or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.

Any underwriters, broker-dealers, or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions, or concessions received by any such broker-dealers or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements, or understandings between the Selling Stockholders and any underwriter, broker-dealer, or agent regarding the sale of the Shares by the Selling Stockholders.

The Shares may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the Nasdaq Global Select Market;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered, and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers, or agents, (2) any discounts, commissions, and other terms constituting compensation from the Selling Stockholders and (3) any discounts, commissions, or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise, or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the Shares offered hereby has been passed upon by Latham & Watkins LLP, Menlo Park, California.

EXPERTS

The financial statements as of December 31, 2018 and 2019 and for each of the three years in the period ended December 31, 2019 incorporated in this reoffer prospectus by reference to the Registration Statement on Form S-1 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

(a) Amendment No.  2 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on December 7, 2020 (File No. 333-250118), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed.

(b) The Registrant’s Prospectus to be filed on or about December 11, 2020 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-250118).

(c) The description of the Registrant’s Class  A common stock which is contained in a registration statement on Form 8-A filed on December 8, 2020 (File No. 001-39778) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at www.airbnb.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

The Registrant hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to Airbnb, Inc., Attention: Deputy General Counsel (Corporate), 888 Brannan Street, San Francisco, California 94103, (415) 510-4027.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registration Information and Employee Plan Annual Information.*

*

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.

I-1

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

The following documents filed by Airbnb, Inc. (the “Registrant”) with the SEC are incorporated by reference into this Registration Statement:

(a) Amendment No.  2 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on December 7, 2020 (File No. 333-250118), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed.

(b) The Registrant’s Prospectus to be filed on or about December 11, 2020 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-250118).

(c) The description of the Registrant’s Class  A common stock which is contained in a registration statement on Form 8-A filed on December 8, 2020 (File No. 001-39778) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant expects to adopt a restated certificate of incorporation, which will become effective immediately prior to the completion of the Registrant’s initial public offering and will contain provisions authorized by the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) that limit the personal liability of the Registrant’s directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, the Registrant’s directors will not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as directors, except liability for the following:

•	any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions in violation of Delaware law; or

•	any transaction from which the director derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission, or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of the Registrant’s directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law, among other things, grants a Delaware corporation the power to, and authorizes a court to award, indemnification and advancement of expenses to officers, directors, and other corporate agents.

The Registrant expects to adopt amended and restated bylaws, which will become effective immediately prior to the completion of the Registrant’s initial public offering and will provide that the Registrant will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of the Registrant’s directors or officers or is or was serving at the Registrant’s request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. The Registrant’s amended and restated bylaws are expected to provide that the Registrant may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of the Registrant’s employees or agents or is or was serving at the Registrant’s request as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. The Registrant’s amended and restated bylaws will also provide that the Registrant must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.

In addition, the Delaware General Corporation Law provides that to the extent a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any generally indemnifiable action, suit, or proceeding, that such person will be indemnified by the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with such action, suit, or proceeding. For any acts or omissions occurring after December 31, 2020, the officers referenced in the immediately preceding sentence could be more limited as a matter of Delaware law.

Further, the Registrant has entered into or intends to enter into indemnification agreements with each of the Registrant’s directors, executive officers, and certain other employees. Subject to certain limitations, these indemnification agreements will require the Registrant, among other things, to indemnify such directors and executive officers for certain expenses and against certain liabilities including, among other things, attorneys’ fees, judgments, fines, and settlement amounts actually and reasonably paid or incurred by such director or officer in any action, suit, or proceeding arising out of their services as a director or officer or any other company or enterprise to which the person provides services at the Registrant’s request. Subject to certain exceptions, these indemnification agreements will also require the Registrant to advance certain expenses (including attorneys’ fees and disbursements) actually and reasonably paid or incurred by these persons in advance of the final disposition of the action, suit, or proceeding. The Registrant believes that these indemnification agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions that are expected to be included, or are included, in the Registrant’s restated certificate of incorporation, amended and restated bylaws, and in indemnification agreements that the Registrant enters into with its directors and executive officers may discourage stockholders from bringing a lawsuit against the Registrant’s directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against the Registrant’s directors and executive officers, even though an action, if successful, might benefit the Registrant and other stockholders. Further, a stockholder’s investment may be harmed to the extent that the Registrant pays the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, the Registrant is not aware of any pending litigation or proceeding involving any person who is or was one of its directors, officers, employees, or other agents or is or was serving at the Registrant’s request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, for which indemnification is sought, and the Registrant is not aware of any threatened litigation that may result in claims for indemnification.

The Registrant expects to obtain insurance policies under which, subject to the limitations of the policies, coverage is provided to the Registrant’s directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to the Registrant with respect to payments that may be made by the Registrant to these directors and executive officers pursuant to the Registrant’s indemnification obligations or otherwise as a matter of law.

Certain of the Registrant’s non-employee directors may, through their relationships with their employers, be insured and/or indemnified agaippnst certain liabilities incurred in their capacity as members of the Registrant’s board of directors.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

The issuance of the Shares being offered by the Form S-3 resale prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Registrant.

ITEM 8.	EXHIBITS.

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Restated Certificate of Incorporation of the Registrant, as currently in effect.	S-1/A	333-250118	3.1	December 1, 2020

4.2	Bylaws of the Registrant, as currently in effect.	S-1/A	333-250118	3.3	December 1, 2020

4.3	Form of Restated Certificate of Incorporation of the Registrant, to be in effect immediately prior to the completion of the Registrant’s initial public offering.	S-1/A	333-250118	3.2	December 1, 2020

4.4	Form of Amended and Restated Bylaws of the Registrant, to be in effect immediately prior to the completion of the Registrant’s initial public offering.	S-1/A	333-250118	3.4	December 1, 2020

4.5	Form of Class A Common Stock Certificate.	S-1	333-250118	4.2	November 16, 2020

5.1*	Opinion of Latham & Watkins LLP.

23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1	Airbnb, Inc. 2008 Equity Incentive Plan and related form agreements.	S-1	333-250118	10.11(a)-(c)	November 16, 2020

99.2	Hotel Tonight, Inc. 2011 Equity Incentive Plan.	S-1	333-250118	10.13	November 16, 2020

99.3	2018 Equity Incentive Plan and related form agreements.	S-1	333-250118	10.12(a)-(c)	November 16, 2020

*	Filed herewith.

ITEM 9.	UNDERTAKINGS.

1. The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 10th day of December, 2020.

AIRBNB, INC.

By:	/s/ Brian Chesky
Brian Chesky
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian Chesky, David E. Stephenson, and Rich Baer, each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian Chesky Brian Chesky	Chief Executive Officer and Director (Principal Executive Officer)	December 10, 2020

/s/ David E. Stephenson David E. Stephenson	Chief Financial Officer (Principal Financial Officer)	December 10, 2020

/s/ David Bernstein David Bernstein	Chief Accounting Officer (Principal Accounting Officer)	December 10, 2020

/s/ Joseph Gebbia Joseph Gebbia	Director	December 10, 2020

/s/ Nathan Blecharczyk Nathan Blecharczyk	Director	December 10, 2020

/s/ Angela Ahrendts Angela Ahrendts	Director	December 10, 2020

/s/ Kenneth Chenault Kenneth Chenault	Director	December 10, 2020

/s/ Belinda Johnson Belinda Johnson	Director	December 10, 2020

/s/ Jeffrey Jordan Jeffrey Jordan	Director	December 10, 2020

/s/ Alfred Lin Alfred Lin	Director	December 10, 2020

/s/ Ann Mather Ann Mather	Director	December 10, 2020